SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 5, 2004

COMPUTER NETWORK TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-139944	41-1356476

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6000 Nathan Lane North, Minneapolis, MN	55442

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (763) 268-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 12. Results of Operation and Financial Condition.
SIGNATURE
EXHIBIT INDEX
Press Release

Item 12. Results of Operation and Financial Condition.

     On August 5, 2004, Computer Network Technology Corporation issued a press release regarding its financial results for the second quarter of 2004 and certain other information. A copy of the press release is furnished as Exhibit 99.1 hereto.

     Computer Network Technology Corporation will conduct a conference call for analysts and investors beginning at 4:30 pm Central Daylight Time (5:30 pm Eastern Daylight Time) on August 5, 2004. To participate via telephone, dial 212-896-6111 and ask for the CNT Second Quarter Preliminary Guidance Call. A two-day telephone replay will be available at 800-633-8284 or 402-977-9140; enter 21204982# at the reservation number prompt.

     The attached press release includes information regarding loss per share which include adjustments to amounts calculated under generally accepted accounting principles. This information is not in accordance with, or an alternative for, GAAP, and may be different from similar measures used by other companies. The loss per share information presented in the press release is provided as a complement to information provided in accordance with generally accepted accounting principles and is provided to give investors a more complete understanding of the underlying company performance. Management believes this information is useful, and it uses the information as a basis for planning and forecasting future periods.

     The information in this Item 12 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2004	COMPUTER NETWORK
TECHNOLOGY CORPORATION

	By	/s/ Jeffrey A. Bertelsen

Jeffrey A. Bertelsen
Treasurer

EXHIBIT INDEX

99.1	Press Release issued August 5, 2004 (furnished)